As filed with the Securities and Exchange Commission on November 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

HAMILTON BEACH BRANDS HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	31-1236686
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4421 WATERFRONT DRIVE, GLEN ALLEN, VIRGINIA 23060

(Address of Principal Executive Offices Including Zip Code)

Hamilton Beach Brands Holding Company

Non-Employee Directors’ Equity Compensation Plan

(Full Title of the Plan)

Dana B. Sykes, Esq.

Vice President, General Counsel and Secretary

Hamilton Beach Brands Holding Company

4421 Waterfront Drive

Glen Allen, Virginia 23060

(804) 273-9777

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	200,000	$39.04	$7,808,000	$973

(1)	Represents the maximum number of shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), of Hamilton Beach Brands Holding Company (the “Registrant”), issuable pursuant to the Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Class A Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on October 31, 2017, within five business days prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act on September 26, 2017 relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-220066);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 (Commission File No. 001-38214) filed November 1, 2017;

(c)	The Registrant’s Current Report on Form 8-K (Commission File No. 001-38214) filed October 4, 2017; and

(d)	The description of the Class A Shares contained in the registration statement on Form 8-A, filed September 21, 2017 (Commission File No. 001-38214), including any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s amended and restated certificate of incorporation provides in Article IX, Section 1 that it will indemnify, to the fullest extent permitted by the Delaware General Corporation Law (the

“DGCL”), any person who serves or served as its director, officer or employee who is involved in a proceeding because such person:

•  is or was its director or officer or an administrator or fiduciary for any of its employee benefit plans; or

•  serves or served at its request as a director, officer, employee or agent, or as an administrator or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

This indemnification includes the right to have the Registrant pay the expenses incurred in defending such a proceeding before final disposition.

Article VIII of the Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to it or its stockholders concerning any acts or omissions in the performance of the director’s duties.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Registrant expects to purchase (or has purchased) directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies will insure (1) the Registrant’s directors and officers against certain losses resulting from claims against them in their capacities as directors and officers, or as an administrator or fiduciary of any of its employee benefit plans, to the extent that such losses are not indemnified by it and (2) the Registrant to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Delaware.

For the undertaking with respect to indemnification, see Item 9 herein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.1 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File No. 000-55845)

4.2	Amended and Restated Bylaws of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.2 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File No. 000-55845)

4.3	Specimen of Hamilton Beach Brands Holding Company Class A Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Hamilton Beach Brands Holding Company Registration Statement on Form S-1 filed by Hamilton Beach Brands Holding Company on September 18, 2017, Registration No. 333-220066)

4.4	Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan (incorporated herein by reference to Exhibit 10.35 to Amendment No. 2 to the Hamilton Beach Brands Holding Company Registration Statement on Form S-1 filed by Hamilton Beach Brands Holding Company on September 18, 2017, Registration No. 333-220066)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Glen Allen, Virginia, on this 6th day of November, 2017.

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Dana B. Sykes
Dana B. Sykes
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 6, 2017	*
Gregory H. Trepp President, Chief Executive Officer and Director (Principal Executive Officer)

Date: November 6, 2017	*
James H. Taylor Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: November 6, 2017	*
Mark R. Belgya Director

Date: November 6, 2017	*
J.C. Butler, Jr. Director

Date: November 6, 2017	*
John P. Jumper Director

Date: November 6, 2017	*
Dennis W. LaBarre Director

Date: November 6, 2017	*
Michael S. Miller Director

Date: November 6, 2017	*
Alfred M. Rankin, Jr. Director

Date: November 6, 2017	*
Roger F. Rankin Director

Date: November 6, 2017	*
Thomas T. Rankin Director

Date: November 6, 2017	*
James A. Ratner Director

Date: November 6, 2017	*
David F. Taplin Director

* This Registration Statement has been signed on behalf of the above officers and directors by Dana B. Sykes, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: November 6, 2017	By:	/s/ Dana B. Sykes
Dana B. Sykes
Attorney-in-Fact